
Union Park Gold 002 Placer Claim
20.00 Acres
Un-Surveyed Section
Section 10, Township 15S, Range 82W, 6th PM
True North
Scale 1" = 500'
Section 10
Discovery & Corner Points
Claim Boundary Lines
Tie In Points
NW Corner (2)
660'
NE Corner (3)
539'
103'
38'
515'
Discovery Point
121'
145'
Discovery Point
1,217'
1,282'
1,320'
Union Park Gold 001 Placer Claim
Union Park Gold 002 Placer Claim
SW C Section 10 Tie In Point
1,202 Map Feet
90°
Tie In Point
SW Corner (1)
SE Corner (4)


NE / NW Common Corner
Discovery Point
NE C
Discovery Point
Union Park Gold 002
NE / NW / SE / SW Common Corner
NE / SE Common Corner